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                                   FORM T-1

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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                           STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF

                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                     CHECK IF AN APPLICATION TO DETERMINE

                     ELIGIBILITY OF A TRUSTEE PURSUANT TO

                          SECTION 305(B)(2) _______

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                   UNITED STATES TRUST COMPANY OF NEW YORK

             (Exact name of trustee as specified in its charter)

             New York                                 13-3818954
   (Jurisdiction of incorporation                  (I.R.S. employer
    if not a U.S. national bank)                  identification No.)

       114 West 47th Street                          10036-1532
          New York, NY                               (Zip Code)
       (Address of principal
         executive offices)

                              ------------------
                     Universal Compression Holdings, Inc.

               (Exact name of obligor as specified in its charter)

              Delaware                                   13-3989167
    (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                    identification No.)


        150 East 58th Street                               10155
        New York, New York                              (Zip Code)
(Address of principal executive offices)


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                    11 3/8% Senior Discount Notes due 2009
                     (Title of the indenture securities)

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                                    - 2 -

                                   GENERAL

1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)

             Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

     (b)Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Universal Compression Holdings, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1        --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on

                           September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2        --      Included in Exhibit T-1.1.

     T-1.3        --      Included in Exhibit T-1.1.


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                                    - 3 -

16.  List of Exhibits

     (cont'd)

     T-1.4        --       The By-Laws of United States Trust Company of New
                           York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33-97056).

     T-1.6        --       The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7        --       A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of March 6, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of March, 1998.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By:
   ---------------------------
   Christine C. Collins
   Assistant Vice President


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                                                                  Exhibit T-1.6

      The consent of the trustee required by Section 321(b) of the Act.

                   United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
         OF NEW YORK


         ---------------------
By:      /S/Gerard F. Ganey
         Senior Vice President


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                                                                   EXHIBIT T-1.7

                   UNITED STATES TRUST COMPANY OF NEW YORK
                     CONSOLIDATED STATEMENT OF CONDITION
                              DECEMBER 31, 1997

                               ($ IN THOUSANDS)

ASSETS

Cash and Due from Banks                                               $   80,246

Short-Term Investments                                                   386,006

Securities, Available for Sale                                           661,596

Loans                                                                  1,774,551

Less:  Allowance for Credit Losses                                        16,202
                                                                      ----------
      Net Loans                                                        1,758,349

Premises and Equipment                                                    61,477
Other Assets                                                             124,499
                                                                      ----------
      Total Assets                                                    $3,072,173
                                                                      ----------

LIABILITIES
Deposits:

      Non-Interest Bearing                                            $  686,507
      Interest Bearing                                                 1,773,254
                                                                      ----------
         Total Deposits                                                2,459,761

Short-Term Credit Facilities                                             295,342
Accounts Payable and Accrued Liabilities                                 149,775
                                                                      ----------
         Total Liabilities                                            $2,904,878
                                                                      ----------

STOCKHOLDER'S EQUITY
Common Stock                                                              14,995
Capital Surplus                                                           49,541
Retained Earnings                                                        100,235
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                     2,524
                                                                      ----------


Total Stockholder's Equity                                               167,295
                                                                      ----------
    Total Liabilities and

     Stockholder's Equity                                             $3,072,173
                                                                      ----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998